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                             EMPLOYMENT AGREEMENT
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         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 31st day of August, 2005, by and between WYNN LAS VEGAS, LLC ("Employer") and ANDREW PASCAL ("Employee").

                             W I T N E S S E T H:
                             --------------------

         WHEREAS, Employer is a limited liability company duly organized and existing under the laws of the State of Nevada, maintains its principal place of business at 3131 Las Vegas Blvd. South, Las Vegas, Nevada, and is engaged in the business of operating a casino/hotel complex at 3131 Las Vegas Boulevard South, Las Vegas, Nevada; and,

         WHEREAS, Employee is a party to that certain Employment Agreement dated as of August 1, 2003 (the "2003 Employment Agreement") with Wynn Resorts, Limited ("WRL"), a affiliate of Employer;

         WHEREAS, Employee and WRL have agreed to terminate the 2003 Employment Agreement in order to permit Employer and Employee to enter into this Agreement;

         WHEREAS, in furtherance of its business, Employer has need of qualified, experienced executive management; and,

         WHEREAS, Employee is an adult individual currently residing at 2596 Grassy Springs Place Las Vegas, Nevada 89135; and,

         WHEREAS, Employee has represented and warranted to Employer that Employee possesses sufficient qualifications and expertise in order to fulfill the terms of the employment stated in this Agreement; and,

         WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer under the terms and pursuant to the conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee hereby covenant and agree as follows:

         1. DEFINITIONS. As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

                  (a) "Affiliate" - means with respect to a specified Person, any other Person who or which is (i) directly or indirectly controlling, controlled by or under common control with the specified Person, or (ii) any member, director, officer or manager of the specified Person. For purposes of this definition, only, "control", "controlling", and "controlled" mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

                  (b) "Anniversary" - means each anniversary date of the Effective Date during the Term of this Agreement (as defined in Paragraph 5 hereof).

                  (c) "Benefits Date" - means September 15, 2003.

                  (d) "Cause" - means

                         (i) the willful destruction by Employee of the
                  property of Employer or an Affiliate of Employer having a material value to Employer or such Affiliate;

                         (ii) fraud, embezzlement, theft, or comparable
                  dishonest activity committed by Employee (excluding acts involving a de minimis dollar value and not related to Employer or an Affiliate of Employer);

                         (iii) Employee's conviction of or entering a plea of
                  guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to Employer or an Affiliate of Employer);

                         (iv) Employee's breach, neglect, refusal, or failure
                  to materially discharge his duties (other than due to physical or mental illness) commensurate with his title and function, or Employee's failure to comply with the lawful directions of Employer's Board of Directors or the board of directors of WRL, that is not cured within fifteen (15) days after Employee has received written notice thereof from either board;

                         (v) a willful and knowing material misrepresentation
                  to Employer's Board of Directors or and WRL's board of directors;

                         (vi) a willful violation of a material policy of
                  Employer, which does or could result in material harm to Employer or to Employer's reputation; or

                         (vii) Employee's material violation of a statutory or
                  common law duty of loyalty or fiduciary duty to Employer or an Affiliate of Employer,

         provided, however, that Employee's disability due to illness or accident or any other mental or physical incapacity shall not constitute "Cause" as defined herein.

                  (e) "Change of Control" - means the occurrence, after the Effective Date, of any of the following events:

                         (i) any "Person" or "Group" (as such terms are
                  defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder), excluding any Excluded Stockholder, is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of WRL, or of any entity resulting from a merger or consolidation involving WRL, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of WRL or such entity;

                         (ii) the individuals who, as of the Effective Date,
                  are members of the WRL board of directors (the "Existing Directors") cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of WRL as determined in the manner prescribed in WRL's Articles of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by WRL's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
                  Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the WRL board of directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                         (iii) the consummation of (x) a merger, consolidation
                  or reorganization to which Employer is a party, whether or not Employer is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of Employer, in one transaction or a series of related transactions, to any Person other than Employer, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (singly or collectively, a "Transaction") does not otherwise result in a "Change of Control" pursuant to subparagraph (i) of this definition of "Change of Control"; provided, however, that no such Transaction shall constitute a "Change of Control" under this subparagraph
                  (iii) if the Persons who were the stockholders of Employer immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of Employer are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held voting stock in Employer immediately before such Transaction.

         For purposes of the foregoing definition of "Change of Control," the term "Excluded Stockholder" means Stephen A. Wynn, the spouse, siblings, children, grandchildren or great grandchildren of Stephen
         A. Wynn, any trust primarily for the benefit of the foregoing persons, or any Affiliate of any of the foregoing persons.

                  (f) "Complete Disability" - means the inability of Employee, due to illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period as defined by Employer's disability plan or plans.

                  (g) "Confidential Information" - means any information that is possessed or developed by or for Employer or its Affiliate and which relates to the Employer's or Affiliate's business or technology, which is not generally known to the public or to persons engaged in business similar to that conducted or contemplated by Employer or Affiliate, or which Employer or Affiliate seeks to protect from disclosure to its existing or potential competitors or others, and includes without limitation know how, business and technical plans, strategies, existing and proposed bids, costs, technical developments, purchasing history, existing and proposed research projects, copyrights, inventions, patents, intellectual property, data, process, process parameters, methods, practices, products, product design information, research and development data, financial records, operational manuals, pricing and price lists, computer programs and information stored or developed for use in or with computers, customer information, customer lists, supplier lists, marketing plans, financial information, financial or business projections, and all other compilations of information which relate to the business of Employer or Affiliate, and any other proprietary material of Employer or Affiliate, which have not been released to the general public. Confidential Information also includes information received by Employer or any of its Affiliates from others that the Employer or Affiliate has an obligation to treat as confidential.

                  (h) "Effective Date" - means July 21, 2005.

                  (i) "Good Reason" - means the occurrence, of any of the following (except with Employee's written consent or resulting from an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer or its Affiliate promptly after receipt of notice thereof from Employee):

                         (i) Employer or an Affiliate of Employer reduces
                  Employee's Base Salary (as defined in Subparagraph 7(a) below);

                         (ii) Employer discontinues its bonus plan in which
                  Employee participates as in effect without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce Employee's potential bonus at any given level of economic performance of Employer or its successor entity;

                         (iii) Employer materially reduces the aggregate
                  benefits and perquisites to Employee from those being provided;

                         (iv) Employer or any of its Affiliates requires
                  Employee to change the location of Employee's job or office, so that Employee will be based at a location more than 25 miles from the location of Employee's job or office;

                         (v) Employer or any of its Affiliates reduces
                  Employee's responsibilities or directs Employee to report to a person of lower rank or responsibilities than the person to whom Employee reported; or

                         (vi) the successor to Employer fails or refuses
                  expressly to assume in writing the obligations of Employer under this Agreement.

         For purposes of this Agreement, a determination by Employee that Employee has "Good Reason" shall be final and binding on Employer and Employee absent a showing of bad faith on Employee's part.

                  (j) "Separation Payment" - means a lump sum equal to (A) twelve months of the Employee's Base Salary (as defined in Subparagraph 7(a) of this Agreement), plus (B) the annual bonus that was paid to Employee under Subparagraph 7(b) for the annual preceding bonus period, plus (C) any accrued but unpaid vacation pay, plus (D) any Gross-Up Payment required by Exhibit 1 to this Agreement, which is incorporated herein by reference.

                  (k) "Trade Secrets" - means unpublished inventions or works of authorship, as well as all information possessed by or developed by or for Employer or its Affiliate, including without limitation any formula, pattern, compilation, program device, method, technique, product, system, process, design, prototype, procedure, computer programming or code that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by the public or other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable to maintain its secrecy.

                  (l) "Work of Authorship" - means any computer program, code or system as well as any literary, pictorial, sculptural, graphic or audio visual work, whether published or unpublished, and whether copyrightable or not, in whatever form and jointly with others that
         (i) relates to any of Employer's or its Affiliate's existing or potential products, practices, processes, formulations, manufacturing, engineering, research, equipment, applications or other business or technical activities or investigations; or (ii) relates to ideas, work or investigations conceived or carried on by Employer or its Affiliate or by Employee in connection with or because of performing services for Employer or its Affiliate.

         2. BASIC EMPLOYMENT AGREEMENT. Subject to the terms and pursuant to the conditions hereinafter set forth, Employer hereby employs Employee during the Term hereinafter specified to serve in a managerial or executive capacity, under a title and with such duties not inconsistent with those set forth in Paragraph 3 of this Agreement, as the same may be modified and/or assigned to Employee by Employer from time to time; provided, however, that no change in Employee's duties shall be permitted if it would result in a material reduction in the level of Employee's duties prior to the change.

         3. DUTIES OF EMPLOYEE. Employee shall perform the duties of Executive Vice President and Chief Operating Officer reporting directly to the Chief Executive Officer of Employer, and shall hold such offices with Employer and perform such other similar duties as may be assigned to Employee by Employer, including, but not limited to (a) the efficient and continuous operation of Employer and Employer's Affiliates, (b) the preparation of relevant budgets and allocation or relevant funds, (c) the selection and delegation of duties and responsibilities of subordinates, (d) the direction, review and oversight of all programs and projects under Employee's supervision, and (e) such other and further related duties as specifically assigned by Employer to Employee. The foregoing notwithstanding, Employee shall devote such time to Employer's other Affiliates as may be required by Employer, provided such duties are not inconsistent with Employee's primary duties to Employer hereunder. Notwithstanding the foregoing, Employer and Employee agree that in the event Employer materially increases the responsibilities and duties of Employee or changes Employee's title, Employer and Employee will enter into good faith negotiations to amend Employee's compensation in order to make it commensurate with any such additional responsibilities and duties.

         4. ACCEPTANCE OF EMPLOYMENT/ TERMINATION 2003 EMPLOYMENT AGREEMENT. Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term, Employee will devote the whole of Employee's normal and customary working time and best efforts solely to the performance of Employee's duties under this Agreement, and will not perform any services for any casino, hotel/casino or other similar gaming or gambling operation which is not owned by Employer or any of Employer's Affiliates.

         As a condition to the acceptance of the employment hereunder and concurrent the execution of this Agreement, Employee agrees that as of the Effective Date and concurrent with the effectiveness of this Agreement Employee agrees to terminate the 2003 Employment Agreement by executing and delivering the Termination Agreement attached hereto as Exhibit 2.

         5. TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the "Term") shall consist of three (3) years commencing as of the Effective Date of this Agreement and expiring on the third Anniversary of the Effective Date. Following the Term, unless the parties enter into a new written contract of employment, (a) any continued employment of Employee shall be at-will, (b) any or all of the other terms and conditions of Employee's employment may be changed by Employer at its discretion, with or without notice, and (c) the employment relationship may be terminated at any time by either party, with or without cause or notice.

         6. SPECIAL TERMINATION PROVISIONS. Notwithstanding the provisions of Paragraph 5 of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

                  (a) the death of Employee;

                  (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

                  (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Cause;

                  (d) the giving of written notice by Employer to Employee of the termination of this Agreement following a denial or revocation of Employee's License (as defined in Subparagraph 8(b) of this Agreement);

                  (e) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause, provided, however, that, within ten (10) calendar days after such notice, Employer must tender the Separation Payment to Employee;

                  (f) the giving of written notice by Employee to Employer upon a material breach of this Agreement by Employer, which material breach remains uncured for a period of thirty (30) days after the giving of such notice, provided, however, that, within ten (10) days after the expiration of such cure period without the cure having been effected, Employer must tender the Separation Payment to Employee; or

                  (g) at Employee's sole election in writing as provided in Paragraph 16 of this Agreement, after both a Change of Control and as a result of Good Reason, provided, however, that, within ten (10) calendar days after Employer's receipt of Employee's written election, Employer must tender the Separation Payment to Employee.

In the event of a termination of this Agreement pursuant to the provisions of Subparagraph 6(a), (b), (c) or (d), Employer shall not be required to make any payments to Employee other than payment of Base Salary and vacation pay accrued but unpaid through the termination date. In the event of a termination of this Agreement pursuant to the provisions of Subparagraph 6(e), (f) or (g), Employee will also be entitled to receive health benefits coverage for Employee and Employee's dependents under the same plan(s) or arrangement(s) under which Employee was covered immediately before Employee's termination, or plan(s) established or arrangement(s) provided by Employer or any of its Affiliates thereafter. Such health benefits coverage shall be paid for by Employer to the same extent as if Employee were still employed by Employer, and Employee will be required to make such payments as Employee would be required to make if Employee were still employed by Employer. The health benefits provided under this Paragraph 6 shall continue until the earlier of
(x) the expiration of the period for which the Separation Payment is paid, (y) the date Employee becomes covered under any other group health plan not maintained by Employer or any of its Affiliates; provided, however, that if such other group health plan excludes any pre-existing condition that Employee or Employee's dependents may have when coverage under such group health plan would otherwise begin, coverage under this Paragraph 6 shall continue (but not beyond the period described in clause (x) of this sentence) with respect to such pre-existing condition until such exclusion under such other group health plan lapses or expires. In the event Employee is required to make an election under Sections 601 through 607 of the Employee Retirement Income Security Act of 1974, as amended (commonly known as COBRA) to qualify for the health benefits described in this Paragraph 6, the obligations of Employer and its Affiliates under this Paragraph 6 shall be conditioned upon Employee's timely making such an election. In the event of a termination of this Agreement pursuant to any of the provisions of this Paragraph 6, Employee shall not be entitled to any benefits pursuant to any severance plan in effect by Employer or any of Employer's Affiliates.

         7. COMPENSATION TO EMPLOYEE. For and in complete consideration of Employee's full and faithful performance of Employee's duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

                  (a) BASE SALARY. Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, a base salary at the rate of Four Hundred Thousand Dollars ($400,000.00) per annum, payable in such regular installments as shall be convenient to Employer (the "Base Salary"). Employee's Base Salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, those benefits described in Subparagraphs 7(b) through (f) of this Agreement. Employee's Base Salary shall be subject to merit review periodically, and may be increased but not decreased as a result of any such review.

                  (b) BONUS COMPENSATION. Employee also will be eligible to receive a bonus at such times and in such amounts as Employer, in its sole and exclusive discretion, may determine, until such time as the Employer adopts a performance-based bonus plan, and thereafter in accordance with such plan. Employer agrees that until such time as Employer adopts a performance-based bonus plan in which Employee is eligible to participate, Employee's annual bonus shall not be less than One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the "Minimum Bonus"); following the adoption of the such a plan, Employee's bonus shall be in accordance with such plan. Except with respect to the payment of the Minimum Bonus, nothing in this Agreement shall limit the Board's discretion to adopt, amend or terminate any bonus plan at any time prior to a Change of Control.

                  (c) EMPLOYEE BENEFITS. Employer hereby covenants and agrees that it shall include Employee, if otherwise eligible, in any profit sharing plan, executive stock option plan, pension plan, retirement plan, disability or life insurance plan, medical and/or hospitalization plan, and/or any and all other benefit plans which may be placed in effect by Employer or any of its Affiliates for the benefit of Employer's executives during the Term. Unless prohibited by law or the terms of the applicable plan, Employee's eligibility for medical and/or hospitalization benefits shall commence on the Effective Date. Nothing in this Agreement shall limit (i) Employer's ability to exercise the discretion provided to it under any benefit plan, or (ii) Employer's or its Affiliates' discretion to adopt, amend or terminate any benefit plan at any time prior to a Change of Control.

                  (d) EXPENSE REIMBURSEMENT. During the Term and provided the same are authorized by Employer, Employer shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding expense reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, (i) reasonable entertainment and promotional expenses, (ii) gift and travel expenses, (iii) dues and expenses of membership in clubs, professional societies and fraternal organizations, and (iv) the like. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses as may be required by Employer's expense reimbursement policy.

                  (e) VACATIONS AND HOLIDAYS. Commencing as of the Effective Date of this Agreement, Employee shall be entitled to (i) annual paid vacation leave in accordance with Employer's standard policy, but in no event less than two (2) weeks during each year of the Term, to be taken at such times as selected by Employee and approved by Employer, and (ii) paid holidays (or, at Employer's option, an equivalent number of paid days off) in accordance with Employer's standard policy.

                  (f) WITHHOLDINGS. All compensation to Employee identified in this Paragraph 7 shall be subject to applicable withholdings for federal, state or local income or other taxes, Social Security Tax, Medicare Tax, State Unemployment Insurance, State Disability Insurance, voluntary charitable contributions and the like.

                  (g) BENEFITS DATE. Employee's Benefits Date shall be used for determining vacation and other benefits.

         8.       LICENSING REQUIREMENTS.

                  (a) Employer and Employee hereby covenant and agree that this Agreement may be subject to the approval of one or more gaming regulatory authorities (the "Gaming Authorities") pursuant to the provisions of the applicable gaming regulatory statutes and the regulations promulgated thereunder (the "Gaming Laws"). Employer and Employee hereby covenant and agree to use their best efforts, at Employer's sole cost and expense, to obtain any and all approvals required by the Gaming Laws. In the event that (i) an approval of this Agreement by the Gaming Authorities is required for Employee to carry out his duties and responsibilities set forth in Paragraph 3 of this Agreement, (ii) Employer and Employee have used their best efforts to obtain such approval, and (iii) this Agreement is not so approved by the Gaming Authorities, then this Agreement shall immediately terminate and shall be null and void.

                  (b) Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee may be required to apply for or hold a license, registration, permit or other approval as issued by the Gaming Authorities pursuant to the terms of the applicable Gaming Laws and as otherwise required by this Agreement (the "License"). In the event Employee fails to apply for and secure, or the Gaming Authorities refuse to issue or renew, or revoke or suspend any required License, then Employee, at Employer's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to either remove the objections, secure the Gaming Authorities' approval, or reinstate the License, respectively. The foregoing notwithstanding, if the source of the objections or the Gaming Authorities' refusal to renew the License or their imposition of disciplinary action against Employee is any of the events described in Subparagraph 1(d) of this Agreement, then Employer's obligations under this Paragraph 8 shall not be operative and Employee shall promptly reimburse Employer upon demand for any expenses incurred by Employer pursuant to this Paragraph 8.

                  (c) Employer and Employee hereby covenant and agree that the provisions of this Paragraph 8 shall apply in the event Employee's duties require that Employee also be licensed by such relevant governmental agencies other than the Gaming Authorities.

         9.       CONFIDENTIALITY.

                  (a) Employee hereby warrants, covenants and agrees that Employee shall not directly or indirectly use or disclose any Confidential Information, Trade Secrets, or Works of Authorship, whether in written, verbal, or model form, at any time or in any manner, except as required in the conduct of Employer's business or as expressly authorized by Employer in writing. Employee shall take all necessary and available precautions to protect against the unauthorized disclosure of Confidential Information, Trade Secrets, or Works of Authorship. Employee acknowledges and agrees that such Confidential Information, Trade Secrets, or Works of Authorship are the sole and exclusive property of Employer or its Affiliate.

                  (b) Employee shall not remove from Employer's premises any Confidential Information, Trade Secrets, Works of Authorship, or any other documents pertaining to Employer's or its Affiliate's business, unless expressly authorized by Employer in writing. Furthermore, Employee specifically covenants and agrees not to make any duplicates, copies, or reconstructions of such materials and that, if any such duplicates, copies, or reconstructions are made, they shall become the property of Employer or its Affiliate upon their creation.

                  (c) Upon termination of Employee's employment with Employer, Employee shall turn over to Employer the originals and all copies of any and all papers, documents and things, including information stored for use in or with computers and software, all files, Rolodex cards, phone books, notes, price lists, customer contracts, bids, customer lists, notebooks, books, memoranda, drawings, or other documents: (i) made, compiled by, or delivered to Employee concerning any customer served by Employer or its Affiliate or any product, apparatus, or process manufactured, used, developed or investigated by Employer; (ii) containing any Confidential Information, Trade Secret or Work of Authorship; or (iii) otherwise relating to Employee's performance of duties under this Agreement. Employee further acknowledges and agrees that all such documents are the sole and exclusive property of Employer or its Affiliate.

                  (d) Employee hereby warrants, covenants and agrees that Employee shall not disclose to Employer, or any Affiliate, officer, director, employee or agent of Employer, any proprietary or confidential information or property, including but not limited to any trade secret, formula, pattern, compilation, program, device, method, technique or process, which Employee is prohibited by contract, or otherwise, to disclose to Employer (the "Restricted Information"). In the event, Employer requests Restricted Information from Employee, Employee shall advise Employer that the information requested is Restricted Information and may not be disclosed by Employee.

                  (e) The obligations of this Section 10 are continuing and shall survive the termination of Employee's employment with Employer.

         10.      RESTRICTIVE COVENANT/NO SOLICITATION.

                  (a) Employee hereby covenants and agrees that, during the Term, or for such longer period as Employee receives cash compensation under this Agreement, Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member or manager of a limited liability company, shareholder of a closely held corporation, or shareholder in excess of two percent (2%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any gaming business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates, in or about any market in which Employer or Employer's Affiliates have or have publicly announced a plan for gaming operations. Employee hereby further covenants and agrees that the restrictive covenant contained in this Paragraph 10 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer, imposes no undue hardship on Employee, and is not injurious to the public.

                  (b) Employee hereby further covenants and agrees that, for the period described in Subparagraph 10(a), Employee shall not directly or indirectly solicit or attempt to solicit for employment any management level employee of Employer or Employer's Affiliates with or on behalf of any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates, in or about any market in which Employer or Employer's Affiliates have or plan gaming or hotel operations.

         11. BEST EVIDENCE. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

         12. SUCCESSION. This Agreement shall be binding upon and inure to the benefit of Employer and Employee and their respective successors and assigns.

         13. ASSIGNMENT. Employee shall not assign this Agreement or delegate his duties hereunder without the express written prior consent of Employer thereto. Any purported assignment by Employee in violation of this Paragraph 13 shall be null and void and of no force or effect. Employer shall have the right to assign this Agreement to any of its Affiliates, provided that this agreement shall be reassigned to Employer upon a sale of that Affiliate or substantially all of that Affiliate's assets to an unaffiliated third party, provided further that, in any event, Employer shall have the right to assign this Agreement to any successor of Employer that is not an affiliate of Employer.

         14. AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified, changed or altered except by a writing signed by both Employer and Employee.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflicts of law principles.

         16. NOTICES. Any and all notices required under this Agreement shall be in writing and shall be either hand-delivered or mailed, certified mail, return receipt requested, addressed to:


         TO EMPLOYER:                       Wynn Las Vegas, LLC
                                            3131 Las Vegas Boulevard South
                                            Las Vegas, Nevada 89109

         WITH A COPY                        Wynn Resorts, Limited
         THAT SHALL NOT BE                  3131 Las Vegas Boulevard South
         NOTICE TO:                         Las Vegas, Nevada 89109
                                            Attn:  Legal Department

         TO EMPLOYEE:                       Andrew Pascal
                                            2596 Grassy Springs Place
                                            Las Vegas, Nevada 89135

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 16.

         17. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement; titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

         18. SEVERABILITY. In the event any one or more provisions of this Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

         19. DISPUTE RESOLUTION. Except for equitable actions seeking to enforce the provisions of Sections 9 and 10 of this Agreement, jurisdiction and venue for which is hereby granted to the court of general trial jurisdiction in Las Vegas, Nevada, any and all claims, disputes, or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Las Vegas, Nevada, as conducted by and in accordance with Employer's policy governing employment disputes or, in the absence of any such policy, the labor arbitration rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

         20. WAIVER. None of the terms of this Agreement, including this Paragraph 20, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

         21. PAROL. This Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereto and, except for any agreement pertaining to the issuance of restricted stock to Employee by Employer or any of its Affiliates, this Agreement supersedes any prior understandings, agreements, undertakings or severance policies or plans by and between Employer or Employer's Affiliates, on the one side, and Employee, on the other side, with respect to the subject matter hereof or Employee's employment with Employer or its Affiliates.

         IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

WYNN LAS VEGAS, LLC                            EMPLOYEE


By:      /s/  Marc Schorr                             /s/  Andrew Pascal
   -------------------------------------       --------------------------------
         Marc Schorr                                  Andrew Pascal
         Chief Executive Officer

                 --------------------------------------------

                             EMPLOYMENT AGREEMENT
                                 ("Agreement")

                              - by and between -

                              WYNN LAS VEGAS, LLC

                                 ("Employer")

                                    - and -

                                 ANDREW PASCAL
                                 ("Employee")
                 --------------------------------------------

                         DATED: as of August 31, 2003

                 --------------------------------------------